Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Revenue of $6.9 Billion Grew 6% on a Comparable, Constant Currency Basis; 61% as Reported

•	Non-GAAP Diluted EPS of $1.06; GAAP Diluted EPS of $0.77

•	Adjusted Free Cash Flow of $1.8 Billion; GAAP Cash Flow from Operations of $1.8 Billion

DUBLIN - March 1, 2016 - Medtronic plc (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2016, which ended January 29, 2016.

Unless otherwise noted, all revenue growth rates in this press release are stated on a comparable, constant currency basis, which adjusts for the impact of foreign currency translation and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. For additional revenue detail and the reconciliation of these revenue amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the link at the end of this release.

The company reported third quarter worldwide revenue of $6.934 billion, an increase of 6 percent. Foreign currency translation had a negative $344 million impact on revenue. As reported, revenue increased 61 percent when compared to the $4.318 billion reported by legacy Medtronic in the third quarter of fiscal year 2015. As detailed in the financial schedules included through the link at the end of this release, third quarter non-GAAP net income and diluted earnings per share (EPS) were $1.503 billion and $1.06, an increase of 41 percent and a decrease of 1 percent, respectively, compared to legacy Medtronic non-GAAP net income and diluted EPS in the third quarter of fiscal year 2015. As reported, third quarter net income and diluted EPS were $1.095 billion and $0.77, an increase of 12 percent and a decrease of 21 percent, respectively.

U.S. revenue of $3.965 billion represented 57 percent of company revenue and increased 4 percent, or 61 percent as reported. Non-U.S. developed market revenue of $2.066 billion represented 30 percent of company revenue and increased 5 percent, or 58 percent as reported. Emerging market revenue of $903 million represented 13 percent of company revenue and increased 14 percent, or 64 percent as reported.

“Our performance in Q3 was solid, with sustained execution resulting in another quarter of market outperformance and revenue growth in the upper half of our mid-single digit expectation,” said Omar Ishrak, Medtronic chairman and chief executive officer. “In addition, the Covidien integration is delivering robust operating leverage as we realize our committed cost synergies. All of this is translating into significant free cash flow generation, which we are reinvesting in future growth opportunities while at the same time providing strong returns to our shareholders.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF) and Coronary & Structural Heart (CSH) divisions, as well as the Aortic & Peripheral Vascular (APV) division, which includes businesses from legacy Medtronic and businesses added through the January 2015 acquisition of Covidien. CVG worldwide revenue of $2.410 billion increased 7 percent, or 8 percent as reported. CVG revenue performance was driven by strong, balanced growth across all three divisions.

•
CRHF revenue of $1.278 billion grew 6 percent, or 1 percent as reported, significantly outperforming the market on the strength of the Evera MRI® ICD launch in the U.S., continued adoption of the Reveal LINQ® insertable cardiac monitor, and mid-thirties growth in AF Solutions.

•
CSH revenue of $736 million increased 7 percent, or flat as reported, led by low-thirties growth in transcatheter valves as a result of strong customer adoption of the CoreValve® Evolut® R, as well as strength in drug-eluting stents, which grew 3 percent, driven by Resolute Onyx™ in Europe and Resolute® Integrity® in the U.S.

•
APV revenue of $396 million increased 10 percent, or 82 percent as reported, driven by solid adoption of the Heli-FX™ EndoAnchor System, continued strength in Valiant® Captivia® thoracic stent graft sales, and strong growth of the clinically differentiated IN.PACT® Admiral® drug-coated balloon, which holds the leading market position in the U.S. and globally.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery (PMR) divisions. MITG contains most of the legacy Covidien business that was acquired in late January 2015 and therefore was not reported as part of legacy Medtronic in the third quarter of fiscal year 2015. MITG worldwide revenue of $2.291 billion increased 5 percent, a strong quarter for the group with Surgical Solutions growing above market and PMR growing at market.

•	Surgical Solutions revenue of $1.264 billion increased 7 percent, driven by upper-single digit growth in Advanced Stapling and Advanced Energy, as well as double-digit growth in Early Technologies.

•
PMR revenue of $1.027 billion increased 1 percent, driven by mid-single digit growth in Respiratory & Patient Monitoring on strong Capnography growth, which was offset by a hold on our Puritan Bennett™ 980 ventilator.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, and Surgical Technologies divisions, as well as the Neurovascular division, which was added through the January 2015 acquisition of Covidien. RTG worldwide revenue of $1.759 billion increased 4 percent, or 7 percent as reported. Group results were driven by strong growth in Neurovascular and Surgical Technologies, offsetting declines in Spine and Neuromodulation.

•
Spine revenue of $704 million declined 2 percent, or declined 5 percent as reported. Double-digit BMP growth in the U.S. only partially offset low-single digit declines in Core Spine, mid-single digit declines in Interventional Spine, and the loss of BMP sales in Europe as a result of a product hold.

•
Neuromodulation revenue of $465 million declined 1 percent, or declined 5 percent as reported, as growth in Deep Brain Stimulation (DBS) and Gastro/Uro only partially offset declines in Drug Pumps, as the business continues to face challenges related to the company’s April 2015 FDA consent decree, as well as declines in Pain Stim, where the business is facing increased competition.

•
Surgical Technologies revenue of $443 million increased 10 percent, or increased 6 percent as reported, with mid-teens growth in Advanced Energy and strong upper-single digit growth in ENT and Neurosurgery.

•
Neurovascular revenue of $147 million increased 43 percent, driven by continued strong growth in stents and flow diversion as a result of customer adoption of the company’s Solitaire™ FR revascularization device for the treatment of ischemic stroke and the Pipeline™ Flex device for the treatment of intracranial aneurysms.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Diabetes Service & Solutions (DSS), and Non-Intensive Diabetes Therapies (NDT) divisions. Diabetes Group worldwide revenue of $474 million increased 11 percent, or 6 percent as reported. The group had strong, broad-based performance across all three divisions.

•	IIM grew in the low-double digits, driven by strong sales in Europe and Asia Pacific of the MiniMed® 640G System with the Enhanced Enlite™ sensor and SmartGuard™ technology.

•
NDT grew over 250 percent, led by strong U.S. sales of the iPro®2 Professional Continuous Glucose Monitor (CGM) technology with Pattern Snapshot, which records glucose levels every five-minutes for up to three days and provides analytic reports to health care providers to facilitate therapy adjustments and specific patient recommendations.

•
DSS grew in the high-single digits as a result of solid growth of consumables in the U.S., revenue from the company’s acquisition of Diabeter in Europe, and continued strong customer adoption of the MiniMed® Connect, the first and only product to enable people with Diabetes to view their insulin pump and CGM information on a smartphone.

Revenue Outlook and EPS Guidance
The company today provided its revenue outlook and EPS guidance. The company expects revenue growth for the fourth quarter of fiscal year 2016 to be in the range of 5.0 to 5.5 percent on a constant currency basis, which is consistent with its prior outlook of revenue growth in the second half of fiscal year 2016 being in the upper-half of the company’s mid-single digit baseline goal on a comparable, constant currency basis. The company expects a negative impact from foreign currency in the fourth quarter of approximately $180 to $220 million based on current exchange rates. In addition, the company reiterated its diluted non-GAAP earnings per share (EPS) guidance for fiscal year 2016. The company expects fiscal year 2016 diluted non-GAAP EPS in the range of $4.36 to $4.40, which continues to include an expected $0.45 to $0.50 negative foreign currency impact based on current exchange rates.

“As we mark the one year anniversary of the Covidien acquisition, we have preserved the growth of both companies and are realizing significant cost synergies and incremental revenue opportunities. Our combined company has a much more diversified revenue base, which together with our sustained execution, gives us increased confidence that consistent, mid-single digit revenue growth is achievable,” said Ishrak. “Looking ahead, stakeholders are seeking not only to improve clinical outcomes and expand access to care, but are also looking for solutions to optimize cost and efficiency. We remain convinced that our technologies and services can play a central role to make the shift to value-based healthcare successful.”

Webcast Information
Medtronic will host a webcast today, March 1, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link through the Investors section of the Medtronic website.

Financial Schedules
To view the third quarter financial schedules and non-GAAP reconciliations, click here. To view the third quarter group revenue presentation, click here. Both of these documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 85,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements related to product growth drivers, market position and opportunities, strategies for and sustainability of growth, benefits from collaborations and acquisitions, availability of and plans for cash, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, challenges with respect to third-party collaborations and integration of acquired businesses, effectiveness of growth strategies, government regulation, fluctuations in foreign currency exchange rates, and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including free cash flow figures, revenue on a comparable, constant currency basis and comparable, constant currency growth rates, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Unless otherwise noted, all revenue amounts given in this press release are stated in accordance with U.S. generally accepted accounting principles (GAAP), and all growth rates made in this news release are stated on a “comparable, constant currency basis” and not on an as-reported basis. “Comparable, constant currency basis” adjusts for the impact of foreign currency translation and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. References to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2015.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP, and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.
-end-
View FY16 Third Quarter Financial Schedules & Non-GAAP Reconciliations
View FY16 Third Quarter Group Revenue Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	MEDTRONIC THIRD QUARTER AS REPORTED			THIRD QUARTER COMPARABLE HISTORICAL REVENUE (7)				MEDTRONIC THIRD QUARTER YTD AS REPORTED			THIRD QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q3	FY15 Q3	Reported Growth	FY16 Q3 (3)	FY15 Q3(4)	Currency Impact on Growth	Comparable Constant Currency Growth (2)	FY16 Q3 YTD	FY15 Q3 YTD	Reported Growth	FY16 Q3 YTD (5)	FY15 Q3 YTD (6)	Currency Impact on Growth	Comparable Constant Currency Growth (1)
Cardiac & Vascular Group	$2,410	$2,224	8%	$2,410	$2,383	$(132)	7%	$7,460	$6,765	10%	$7,460	$7,256	$(508)	10%
Cardiac Rhythm & Heart Failure	1,278	1,269	1	1,278	1,269	(61)	6	3,973	3,848	3	3,973	3,845	(250)	10
Coronary & Structural Heart	736	737	—	736	737	(51)	7	2,277	2,245	1	2,277	2,246	(182)	9
Aortic & Peripheral Vascular	396	218	82	396	377	(20)	10	1,210	672	80	1,210	1,165	(76)	10

Minimally Invasive Therapies Group	2,291	—	NC	2,291	2,311	(127)	5	7,103	—	NC	7,103	7,153	(508)	6
Surgical Solutions	1,264	—	NC	1,264	1,257	(86)	7	3,907	—	NC	3,907	3,895	(336)	9
Patient Monitoring & Recovery	1,027	—	NC	1,027	1,054	(41)	1	3,196	—	NC	3,196	3,258	(172)	3

Restorative Therapies Group	1,759	1,645	7	1,759	1,753	(59)	4	5,335	4,897	9	5,335	5,233	(221)	6
Spine	704	740	(5)	704	740	(21)	(2)	2,187	2,229	(2)	2,187	2,229	(80)	2
Neuromodulation	465	487	(5)	465	487	(16)	(1)	1,432	1,459	(2)	1,432	1,460	(66)	3
Surgical Technologies	443	418	6	443	418	(15)	10	1,288	1,209	7	1,288	1,209	(49)	11
Neurovascular	147	—	NC	147	108	(7)	43	428	—	NC	428	335	(26)	36

Diabetes Group	474	449	6	474	449	(26)	11	1,368	1,295	6	1,368	1,295	(86)	12

TOTAL	$6,934	$4,318	61%	$6,934	$6,896	$(344)	6%	$21,266	$12,957	64%	$21,266	$20,937	$(1,323)	8%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Medtronic plc revenue for the three months ended January 29. 2016.
(4) Includes Medtronic and Covidien revenue for the three months ended January 23, 2015.
(5) Medtronic plc revenue for the nine months ended January 29. 2016.
(6) Includes Medtronic and Covidien revenue for the nine months ended January 23, 2015.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	MEDTRONIC THIRD QUARTER AS REPORTED			THIRD QUARTER COMPARABLE HISTORICAL REVENUE (7)			MEDTRONIC THIRD QUARTER YTD AS REPORTED			THIRD QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q3	FY15 Q3	Reported Growth	FY16 Q3 (3)	FY15 Q3(4)	Comparable Growth (2)	FY16 Q3 YTD	FY15 Q3 YTD	Reported Growth	FY16 Q3 YTD (5)	FY15 Q3 YTD (6)	Comparable Growth (1)
Cardiac & Vascular Group	$1,250	$1,047	19%	$1,250	$1,166	7%	$3,936	$3,134	26%	$3,936	$3,503	12%
Cardiac Rhythm & Heart Failure	729	686	6	729	686	6	2,282	2,038	12	2,282	2,040	12
Coronary & Structural Heart	291	279	4	291	279	4	942	846	11	942	845	11
Aortic & Peripheral Vascular	230	82	180	230	201	14	712	250	185	712	618	15

Minimally Invasive Therapies Group	1,207	—	NC	1,207	1,197	1	3,762	—	NC	3,762	3,574	5
Surgical Solutions	545	—	NC	545	529	3	1,706	—	NC	1,706	1,572	9
Patient Monitoring & Recovery	662	—	NC	662	668	(1)	2,056	—	NC	2,056	2,002	3

Restorative Therapies Group	1,215	1,133	7	1,215	1,176	3	3,660	3,336	10	3,660	3,481	5
Spine	506	522	(3)	506	522	(3)	1,532	1,545	(1)	1,532	1,545	(1)
Neuromodulation	335	340	(1)	335	340	(1)	1,038	1,011	3	1,038	1,011	3
Surgical Technologies	295	271	9	295	271	9	869	780	11	869	779	12
Neurovascular	79	—	NC	79	43	84	221	—	NC	221	146	51

Diabetes Group	293	279	5	293	279	5	847	778	9	847	778	9

TOTAL	$3,965	$2,459	61%	$3,965	$3,818	4%	$12,205	$7,248	68%	$12,205	$11,336	8%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Medtronic plc revenue for the three months ended January 29, 2016.
(4) Includes Medtronic and Covidien revenue for the three months ended January 23, 2015.
(5) Medtronic plc revenue for the nine months ended January 29, 2016.
(6) Includes Medtronic and Covidien revenue for the nine months ended January 23, 2015.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	MEDTRONIC THIRD QUARTER AS REPORTED			THIRD QUARTER COMPARABLE HISTORICAL REVENUE (7)				MEDTRONIC THIRD QUARTER YTD AS REPORTED			THIRD QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q3	FY15 Q3	Reported Growth	FY16 Q3 (3)	FY15 Q3(4)	Currency Impact on Growth	Comparable Constant Currency Growth (2)	FY16 Q3 YTD	FY15 Q3 YTD	Reported Growth	FY16 Q3 YTD (5)	FY15 Q3 YTD (6)	Currency Impact on Growth	Comparable Constant Currency Growth (1)
U.S.	$1,250	$1,047	19%	$1,250	$1,166	$—	7%	$3,936	$3,134	26%	$3,936	$3,503	$—	12%
Non-U.S. Developed	775	813	(5)	775	844	(90)	2	2,378	2,507	(5)	2,378	2,601	(379)	6
Emerging Markets	385	364	6	385	373	(42)	14	1,146	1,122	2	1,146	1,152	(129)	11
Cardiac & Vascular Group	2,410	2,224	8	2,410	2,383	(132)	7	7,460	6,765	10	7,460	7,256	(508)	10

U.S.	1,207	—	NC	1,207	1,197	—	1	3,762	—	NC	3,762	3,574	—	5
Non-U.S. Developed	780	—	NC	780	820	(82)	5	2,398	—	NC	2,398	2,632	(366)	5
Emerging Markets	304	—	NC	304	294	(45)	19	943	—	NC	943	947	(142)	15
Minimally Invasive Therapies Group	2,291	—	NC	2,291	2,311	(127)	5	7,103	—	NC	7,103	7,153	(508)	6

U.S.	1,215	1,133	7	1,215	1,176	—	3	3,660	3,336	10	3,660	3,481	—	5
Non-U.S. Developed	367	364	1	367	397	(44)	4	1,121	1,132	(1)	1,121	1,235	(180)	5
Emerging Markets	177	148	20	177	180	(15)	7	554	431	29	554	517	(41)	15
Restorative Therapies Group	1,759	1,645	7	1,759	1,753	(59)	4	5,335	4,897	9	5,335	5,233	(221)	6

U.S.	293	279	5	293	279	—	5	847	778	9	847	778	—	9
Non-U.S. Developed	144	132	9	144	132	(20)	24	418	409	2	418	409	(70)	19
Emerging Markets	37	38	(3)	37	38	(6)	13	103	108	(5)	103	108	(16)	10
Diabetes Group	474	449	6	474	449	(26)	11	1,368	1,295	6	1,368	1,295	(86)	12

U.S.	3,965	2,459	61	3,965	3,818	—	4	12,205	7,248	68	12,205	11,336	—	8
Non-U.S. Developed	2,066	1,309	58	2,066	2,193	(236)	5	6,315	4,048	56	6,315	6,877	(995)	6
Emerging Markets	903	550	64	903	885	(108)	14	2,746	1,661	65	2,746	2,724	(328)	13
TOTAL	$6,934	$4,318	61%	$6,934	$6,896	$(344)	6%	$21,266	$12,957	64%	$21,266	$20,937	$(1,323)	8%
NC - Not calculable
(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Medtronic plc revenue for the three months ended January 29, 2016.
(4) Includes Medtronic and Covidien revenue for the three months ended January 23, 2015.
(5) Medtronic plc revenue for the nine months ended January 29, 2016.
(6) Includes Medtronic and Covidien revenue for the nine months ended January 23, 2015.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
	January 29, 2016	January 23, 2015	January 29, 2016	January 23, 2015
	(in millions, except per share data)
Net sales	$6,934	$4,318	$21,266	$12,957

Costs and expenses:
Cost of products sold	2,141	1,128	6,779	3,375
Research and development expense	546	373	1,649	1,112
Selling, general, and administrative expense	2,317	1,487	7,109	4,500
Special charges	—	(138)	—	(38)
Restructuring charges, net	19	—	159	30
Certain litigation charges	—	—	26	—
Acquisition-related items	63	80	183	182
Amortization of intangible assets	484	89	1,448	265
Other expense, net	9	24	127	138
Operating profit	1,355	1,275	3,786	3,393

Interest income	(99)	(95)	(321)	(274)
Interest expense	275	176	905	368
Interest expense, net	176	81	584	94
Income from operations before income taxes	1,179	1,194	3,202	3,299

Provision for income taxes	84	217	767	623

Net income	$1,095	$977	$2,435	$2,676

Basic earnings per share	$0.78	$0.99	$1.72	$2.71

Diluted earnings per share	$0.77	$0.98	$1.70	$2.68

Basic weighted average shares outstanding	1,406.6	983.8	1,412.5	986.6

Diluted weighted average shares outstanding	1,422.2	995.8	1,429.2	998.5

Cash dividends declared per ordinary share	$0.380	$0.305	$1.140	$0.915

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Three months ended January 29, 2016
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$6,934	$2,141	69.1%	$1,355	19.5%	$1,179	$1,095	$0.77
Non-GAAP Adjustments: (1)
Restructuring charges, net (a)	—	(9)		28		28	16	0.01
Acquisition-related items (b)	—	—		63		63	43	0.03
Amortization of intangible assets (c)	—	—		484		484	374	0.26
Certain tax adjustments (d)	—	—		—		—	(25)	(0.02)
Non-GAAP	$6,934	$2,132	69.3%	$1,930	27.8%	$1,754	$1,503	$1.06	(3)
Foreign currency impact	344	15	1.2	192	1.4			0.11
Constant Currency Adjusted	$7,278	$2,147	70.5%	$2,122	29.2%			$1.17

	Three months ended January 23, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$4,318	$1,128	73.9%	$1,275	29.5%	$1,194	$977	$0.98
Non-GAAP Adjustments: (1)
Special charges (e)	—	—		(138)		(138)	(87)	(0.09)
Acquisition-related items (f)	—	—		80		80	66	0.07
Impact of acquisition on interest expense (g)	—	—		—		77	49	0.05
Amortization of intangible assets (c)	—	—		89		89	59	0.05
Non-GAAP	$4,318	$1,128	73.9%	$1,306	30.2%	$1,302	$1,064	$1.07	(3)
To align Medtronic and Covidien (2)								(0.07)
Adjusted Non-GAAP Earnings Per Share								$1.00

							Net Income	Diluted EPS
Year over year percent change:
GAAP							12%	(21)%
Non-GAAP							41%	(1)%
Adjusted Non-GAAP Earnings Per Share								17%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(2)	On a comparable basis, which is prepared by aligning Covidien plc's prior year results to Medtronic's fiscal quarter ended January 23, 2015.

(3)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
Includes a $34 million after-tax charge ($55 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $18 million after-tax ($27 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The third quarter fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines.

(b)
Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.

(c)	To exclude amortization of intangible assets.

(d)
The benefit relates to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary the Company expects to dispose of during the foreseeable future.

(e)
The $87 million after-tax ($138 million pre-tax) special gains includes $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investment.

(f)
The $66 million after-tax ($80 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs).

(g)
The $49 million after-tax ($77 million pre-tax) impact of acquisition on interest expense represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes. The Covidien acquisition closed on January 26, 2015.

(h)	On a comparable basis, which is prepared by aligning Covidien plc's prior year results to Medtronic's fiscal quarter ended January 23, 2015.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Nine months ended January 29, 2016
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$21,266	$6,779	68.1%	$3,786	17.8%	$3,202	$2,435	$1.70
Non-GAAP Adjustments: (1)
Impact of inventory step-up (a)	—	(226)		226		226	165	0.12
Restructuring charges, net (b)	—	(9)		167		167	124	0.09
Certain litigation charges (c)	—	—		26		26	17	0.01
Acquisition-related items (d)	—	—		183		183	126	0.09
Loss on previously held forward starting interest rate swaps (e)	—	—		—		45	29	0.02
Amortization of intangible assets (f)	—	—		1,448		1,448	1,119	0.78
Certain tax adjustments (g)	—	—		—		—	417	0.29
Non-GAAP	$21,266	$6,544	69.2%	$5,836	27.4%	$5,297	$4,432	$3.10	(2)
Foreign currency impact	1,324	134	1.2	626	1.2
Constant Currency Adjusted	$22,590	$6,678	70.4%	$6,462	28.6%

	Nine months ended January 23, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$12,957	$3,375	74.0%	$3,393	26.2%	$3,299	$2,676	$2.68
Non-GAAP Adjustments: (1)
Special charges (h)	—	—		(38)		(38)	(23)	(0.02)
Restructuring charges, net (i)	—	—		30		30	22	0.02
Acquisition-related items (j)	—	—		182		182	166	0.17
Impact of acquisition on interest expense (k)	—	—		—		77	49	0.05
Amortization of intangible assets (f)	—	—		265		265	176	0.18
Non-GAAP	$12,957	$3,375	74.0%	$3,832	29.6%	$3,815	$3,066	$3.07	(2)

							Net Income	Diluted EPS
Year over year percent change:
GAAP							(9)%	(37)%
Non-GAAP							45%	1%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(2)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition, which was recorded in costs of products sold in our condensed consolidated statements of income.

(b)
Includes a $160 million after-tax charge ($210 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $36 million ($43 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines.

(c)	Relates to probable and reasonably estimable INFUSE product liability litigation.

(d)
Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.

(e)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (g). The losses were recorded in interest expense, net in our condensed consolidated statements of income.

(f)	To exclude amortization of intangible assets.

(g)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries. As a result of the internal reorganization, approximately $9.8 billion (or approximately $9.3 billion net of tax) of cash, cash equivalents and investments in marketable debt and equity securities previously held by U.S.-controlled non-U.S. subsidiaries became available for general corporate purposes.  Also includes a benefit related to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary the Company expects to dispose of during the foreseeable future.

(h)
The $23 million after-tax ($38 million pre-tax) special gain includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of the MicroFrance product line, and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investments.

(i)
The $22 million after-tax ($30 million pre-tax) restructuring charges, net includes a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies.

(j)
The $166 million after-tax ($182 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction-related costs).

(k)
The $49 million after-tax ($77 million pre-tax) impact of acquisition on interest expense represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes. The Covidien acquisition closed on January 26, 2015.

MEDTRONIC PLC
RECONCILIATIONS OF OPERATING CASH FLOW TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(Unaudited)
(in millions)

	Nine months ended	Six months ended	Three months ended
	January 29, 2016	October 30, 2015	January 29, 2016
Net cash provided by operating activities	$3,892	$2,095	$1,797
Additions to property, plant, and equipment	(693)	(446)	(247)
Free Cash Flow (1)	$3,199	$1,649	$1,550

Adjustments (2):
Restructuring utilization (a)	201	$149	$52
Certain litigation payments, net (b)	241	$122	$119
Acquisition-related items (c)	149	$91	$58
Income tax impact (d)	(156)	$(110)	$(46)
Tax payments (e)	442	$420	$22
Adjusted Free Cash Flow (3)	4,076	$2,321	$1,755
See description of non-GAAP financial measures at the end of the earnings press release.

(1) Free cash flow represents operating cash flows less property, plant, and equipment additions.

(2) Adjustments relate to cash outflows or inflows that management believes may or may not recur with similar materiality or impact on results in future periods.

(3) Adjusted free cash flow represents free cash flow adjusted to exclude restructuring utilization, certain litigation payments, net of related cash receipts, acquisition-related items, and specific tax payments.

(a) Restructuring utilization less asset write-offs.

(b) Certain litigation payments, net of cash received pursuant to the C.R. Bard agreement of $40 million in the three months ended October 30, 2015 and $40 million in the three months ended ended January 29, 2016.

(c) Acquisition-related items include integration and transaction costs, primarily related to the Covidien acquisition, excluding the change in the fair value of contingent consideration and other non-cash charges.

(d) The income tax impact for restructuring utilization, certain litigation payments, net, and acquisition-related items is based on the jurisdiction in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(e) The adjustment for tax payments is comprised of $240 million, $105 million, and $22 million for Kyphon tax settlement payments in the three months ended July 31, 2015, October 30, 2015, and January 29, 2016, respectively, and $75 million for taxes paid in the three months ended October 30, 2015 as a result of the internal reorganization of the ownership of certain legacy Covidien businesses.

MEDTRONIC PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 29, 2016	April 24, 2015
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,721	$4,843
Investments	14,565	14,637
Accounts receivable, less allowances of $164 and $144, respectively	4,863	5,112
Inventories	3,536	3,463
Tax assets	502	1,335
Prepaid expenses and other current assets	1,382	1,454

Total current assets	27,569	30,844

Property, plant, and equipment, net	4,636	4,699

Goodwill	40,376	40,530
Other intangible assets, net	27,316	28,101
Long-term tax assets	1,060	774
Other assets	1,749	1,737

Total assets	$102,706	$106,685

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,153	$2,434
Accounts payable	1,437	1,610
Accrued compensation	1,481	1,611
Accrued income taxes	454	935
Deferred tax liabilities	—	119
Other accrued expenses	2,616	2,464

Total current liabilities	8,141	9,173

Long-term debt	33,681	33,752
Long-term accrued compensation and retirement benefits	1,585	1,535
Long-term accrued income taxes	2,822	2,476
Long-term deferred tax liabilities	3,802	4,700
Other long-term liabilities	1,859	1,819

Total liabilities	51,890	53,455

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	53,781	54,414
Accumulated other comprehensive loss	(2,965)	(1,184)

Total shareholders’ equity	50,816	53,230

Total liabilities and shareholders’ equity	$102,706	$106,685

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	January 29, 2016	January 23, 2015
(in millions)
Operating Activities:
Net income	$2,435	$2,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,112	629
Amortization of debt discount and issuance costs	22	69
Acquisition-related items	216	2
Provision for doubtful accounts	43	25
Deferred income taxes	(291)	(20)
Stock-based compensation	291	115
Other, net	(117)	(96)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	86	(60)
Inventories	(388)	(245)
Accounts payable and accrued liabilities	177	702
Other operating assets and liabilities	(399)	(1)
Certain litigation charges, net	26	—
Certain litigation payments	(321)	(806)
Net cash provided by operating activities	3,892	2,990
Investing Activities:
Acquisitions, net of cash acquired	(1,132)	(611)
Additions to property, plant, and equipment	(693)	(316)
Purchases of investments	(4,509)	(5,327)
Sales and maturities of investments	4,017	4,351
Other investing activities, net	(11)	60
Net cash used in investing activities	(2,328)	(1,843)
Financing Activities:
Acquisition-related contingent consideration	(21)	(5)
Change in short-term borrowings, net	1,223	7
Repayment of short-term borrowings (maturities greater than 90 days)	(48)	(150)
Proceeds from short-term borrowings (maturities greater than 90 days)	139	150
Issuance of long-term debt	—	16,918
Payments on long-term debt	(1,612)	(13)
Dividends to shareholders	(1,608)	(902)
Issuance of ordinary shares	360	477
Repurchase of ordinary shares	(2,170)	(1,620)
Other financing activities	60	(64)
Net cash used in financing activities	(3,677)	14,798
Effect of exchange rate changes on cash and cash equivalents	(9)	(117)
Net change in cash and cash equivalents	(2,122)	15,828
Cash and cash equivalents at beginning of period	4,843	1,403
Cash and cash equivalents at end of period	$2,721	$17,231
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,236	$446
Interest	707	221

MEDTRONIC PLC
THIRD QUARTER RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended January 29, 2016	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q3 FY15 Comparable Historical Revenue	Q3 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)
Cardiac & Vascular Group	$2,410	$2,224	$166	$2,390	$(7)	$2,383	8%	$(132)	7%
Cardiac Rhythm & Heart Failure	1,278	1,269	—	1,269	—	1,269	1	(61)	6
Coronary & Structural Heart	736	737	—	737	—	737	—	(51)	7
Aortic & Peripheral Vascular	396	218	166	384	(7)	377	82	(20)	10

Minimally Invasive Therapies Group	2,291	—	2,400	2,400	(89)	2,311	NC	(127)	5
Surgical Solutions	1,264	—	1,313	1,313	(56)	1,257	NC	(86)	7
Patient Monitoring & Recovery	1,027	—	1,087	1,087	(33)	1,054	NC	(41)	1

Restorative Therapies Group	1,759	1,645	120	1,765	(12)	1,753	7	(59)	4
Spine	704	740	—	740	—	740	(5)	(21)	(2)
Neuromodulation	465	487	—	487	—	487	(5)	(16)	(1)
Surgical Technologies	443	418	—	418	—	418	6	(15)	10
Neurovascular	147	—	120	120	(12)	108	NC	(7)	43

Diabetes Group	474	449	—	449	—	449	6	(26)	11

TOTAL	$6,934	$4,318	$2,686	$7,004	$(108)	$6,896	61%	$(344)	6%

(1) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H=(A-F)/F
	Medtronic As Reported Three Months Ended January 29, 2016	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q3 FY15 Comparable Historical Revenue	Q3 FY16 Reported Growth	Comparable Growth (1)
Cardiac & Vascular Group	$1,250	$1,047	$124	$1,171	$(5)	$1,166	19%	7%
Cardiac Rhythm & Heart Failure	729	686	—	686	—	686	6	6
Coronary & Structural Heart	291	279	—	279	—	279	4	4
Aortic & Peripheral Vascular	230	82	124	206	(5)	201	180	14

Minimally Invasive Therapies Group	1,207	—	1,223	1,223	(26)	1,197	NC	1
Surgical Solutions	545	—	538	538	(9)	529	NC	3
Patient Monitoring & Recovery	662	—	685	685	(17)	668	NC	(1)

Restorative Therapies Group	1,215	1,133	55	1,188	(12)	1,176	7	3
Spine	506	522	—	522	—	522	(3)	(3)
Neuromodulation	335	340	—	340	—	340	(1)	(1)
Surgical Technologies	295	271	—	271	—	271	9	9
Neurovascular	79	—	55	55	(12)	43	NC	84

Diabetes Group	293	279	—	279	—	279	5	5

TOTAL	$3,965	$2,459	$1,402	$3,861	$(43)	$3,818	61%	4%

(1) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(2) Represents the increase in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended January 29, 2016	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q3 FY15 Comparable Historical Revenue	Q3 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)
U.S.	$1,250	$1,047	$124	$1,171	$(5)	$1,166	19%	$—	7%
Non-U.S. Developed	775	813	37	850	(6)	844	(5)	(90)	2
Emerging Markets	385	364	5	369	4	373	6	(42)	14
Cardiac & Vascular Group	2,410	2,224	166	2,390	(7)	2,383	8	(132)	7

U.S.	1,207	—	1,223	1,223	(26)	1,197	NC	—	1
Non-U.S. Developed	780	—	866	866	(46)	820	NC	(82)	5
Emerging Markets	304	—	311	311	(17)	294	NC	(45)	19
Minimally Invasive Therapies Group	2,291	—	2,400	2,400	(89)	2,311	NC	(127)	5

U.S.	1,215	1,133	55	1,188	(12)	1,176	7	—	3
Non-U.S. Developed	367	364	37	401	(4)	397	1	(44)	4
Emerging Markets	177	148	28	176	4	180	20	(15)	7
Restorative Therapies Group	1,759	1,645	120	1,765	(12)	1,753	7	(59)	4

U.S.	293	279	—	279	—	279	5	—	5
Non-U.S. Developed	144	132	2	134	(2)	132	9	(20)	24
Emerging Markets	37	38	(2)	36	2	38	(3)	(6)	13
Diabetes Group	474	449	—	449	—	449	6	(26)	11

U.S.	3,965	2,459	1,402	3,861	(43)	3,818	61	—	4
Non-U.S. Developed	2,066	1,309	942	2,251	(58)	2,193	58	(236)	5
Emerging Markets	903	550	342	892	(7)	885	64	(108)	14
TOTAL	$6,934	$4,318	$2,686	$7,004	$(108)	$6,896	61%	$(344)	6%
(1) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER YTD RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Nine Months Ended January 29, 2016	Medtronic As Reported Nine Months Ended January 23, 2015	Covidien As Reported Nine Months Ended December 26, 2014	Q3 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q3 FY15 YTD Comparable Historical Revenue	Q3 FY16 YTD Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$7,460	$6,765	$496	$7,261	$(5)	$7,256	10%	$(508)	10%
Cardiac Rhythm & Heart Failure	3,973	3,848	(3)	3,845	—	3,845	3	(250)	10
Coronary & Structural Heart	2,277	2,245	1	2,246	—	2,246	1	(182)	9
Aortic & Peripheral Vascular	1,210	672	498	1,170	(5)	1,165	80	(76)	10

Minimally Invasive Therapies Group	7,103	—	7,261	7,261	(108)	7,153	NC	(508)	6
Surgical Solutions	3,907	—	3,952	3,952	(57)	3,895	NC	(336)	9
Patient Monitoring & Recovery	3,196	—	3,309	3,309	(51)	3,258	NC	(172)	3

Restorative Therapies Group	5,335	4,897	351	5,248	(15)	5,233	9	(221)	6
Spine	2,187	2,229	—	2,229	—	2,229	(2)	(80)	2
Neuromodulation	1,432	1,459	1	1,460	—	1,460	(2)	(66)	3
Surgical Technologies	1,288	1,209	—	1,209	—	1,209	7	(49)	11
Neurovascular	428	—	350	350	(15)	335	NC	(26)	36

Diabetes Group	1,368	1,295	—	1,295	—	1,295	6	(86)	12

TOTAL	$21,266	$12,957	$8,108	$21,065	$(128)	$20,937	64%	$(1,323)	8%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the increase (decrease) in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER YTD RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H=(A-F)/F
	Medtronic As Reported Nine Months Ended January 29, 2016	Medtronic As Reported Nine Months Ended January 23, 2015	Covidien As Reported Nine Months Ended December 26, 2014	Q3 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q3 FY15 YTD Comparable Historical Revenue	Q3 FY16 YTD Reported Growth	Comparable Growth (1)(2)
Cardiac & Vascular Group	$3,936	$3,134	$373	$3,507	$(4)	$3,503	26%	12%
Cardiac Rhythm & Heart Failure	2,282	2,038	2	2,040	—	2,040	12	12
Coronary & Structural Heart	942	846	(1)	845	—	845	11	11
Aortic & Peripheral Vascular	712	250	372	622	(4)	618	185	15

Minimally Invasive Therapies Group	3,762	—	3,593	3,593	(19)	3,574	NC	5
Surgical Solutions	1,706	—	1,574	1,574	(2)	1,572	NC	9
Patient Monitoring & Recovery	2,056	—	2,019	2,019	(17)	2,002	NC	3

Restorative Therapies Group	3,660	3,336	157	3,493	(12)	3,481	10	5
Spine	1,532	1,545	—	1,545	—	1,545	(1)	(1)
Neuromodulation	1,038	1,011	—	1,011	—	1,011	3	3
Surgical Technologies	869	780	(1)	779	—	779	11	12
Neurovascular	221	—	158	158	(12)	146	NC	51

Diabetes Group	847	778	—	778	—	778	9	9

TOTAL	$12,205	$7,248	$4,123	$11,371	$(35)	$11,336	68%	8%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the increase in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER YTD RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Nine Months Ended January 29, 2016	Medtronic As Reported Nine Months Ended January 23, 2015	Covidien As Reported Nine Months Ended December 26, 2014	Q3 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q3 FY15 YTD Comparable Historical Revenue	Q3 FY16 YTD Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
U.S.	$3,936	$3,134	$373	$3,507	$(4)	$3,503	26%	$—	12%
Non-U.S. Developed	2,378	2,507	111	2,618	(17)	2,601	(5)	(379)	6
Emerging Markets	1,146	1,122	14	1,136	16	1,152	2	(129)	11
Cardiac & Vascular Group	7,460	6,765	496	7,261	(5)	7,256	10	(508)	10

U.S.	3,762	—	3,593	3,593	(19)	3,574	NC	—	5
Non-U.S. Developed	2,398	—	2,695	2,695	(63)	2,632	NC	(366)	5
Emerging Markets	943	—	973	973	(26)	947	NC	(142)	15
Minimally Invasive Therapies Group	7,103	—	7,261	7,261	(108)	7,153	NC	(508)	6

U.S.	3,660	3,336	157	3,493	(12)	3,481	10	—	5
Non-U.S. Developed	1,121	1,132	109	1,241	(6)	1,235	(1)	(180)	5
Emerging Markets	554	431	83	514	3	517	29	(41)	15
Restorative Therapies Group	5,335	4,897	351	5,248	(15)	5,233	9	(221)	6

U.S.	847	778	—	778	—	778	9	—	9
Non-U.S. Developed	418	409	6	415	(6)	409	2	(70)	19
Emerging Markets	103	108	(6)	102	6	108	(5)	(16)	10
Diabetes Group	1,368	1,295	—	1,295	—	1,295	6	(86)	12

U.S.	12,205	7,248	4,123	11,371	(35)	11,336	68	—	8
Non-U.S. Developed	6,315	4,048	2,921	6,969	(92)	6,877	56	(995)	6
Emerging Markets	2,746	1,661	1,064	2,725	(1)	2,724	65	(328)	13
TOTAL	$21,266	$12,957	$8,108	$21,065	$(128)	$20,937	64%	$(1,323)	8%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the increase (decrease) in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.